Exhibit 10.3

June 21, 2017
[NAME]
Momenta Pharmaceuticals, Inc.
675 West Kendall Street
Cambridge, MA 02142

Dear [NAME]:
    You and Momenta Pharmaceuticals, Inc. (the “Company”), are parties to an employment agreement dated ________________, that sets forth certain terms of your employment with the Company (the “Employment Agreement”). We have agreed to certain amendments to the Employment Agreement set forth below, which amendments will have an effective date as of the date first written above.
Except as set forth below, your Employment Agreement shall remain unchanged and shall continue in full force and effect according to its terms.

1.	The last two sentences of Section 5.1(d) of the Employment Agreement shall be replaced in their entirety with the following:

“The Employee shall also be entitled to immediate vesting, on the date of termination, of any restricted stock and restricted stock unit awards with underlying shares that vest solely through the passage of time (i.e., service-based vesting) and not upon the achievement of specified conditions or milestones (i.e., performance-based vesting), including any future restricted stock or restricted stock unit awards granted to the Employee after the date of this Agreement that contain service-based vesting provisions (collectively, “Outstanding Restricted Stock Awards”), in each case that would have vested during the period of twelve (12) months from the date of termination; provided that, if any such awards constitute “non-qualified deferred compensation” subject to Section 409A (as defined in Section 17), then such awards will vest on the date of termination and will be paid or settled, as applicable, in accordance with the schedule that applies to such awards notwithstanding the accelerated vesting provisions of this Section 5.1(d) to the extent necessary to avoid a prohibited distribution under Section 409A. The Employee shall have no further rights with respect to any Outstanding Restricted Stock Awards that remain unvested after taking into account the previous sentence.”
Sincerely,
Momenta Pharmaceuticals, Inc.
By: ___________________
Title: __________________

The foregoing correctly sets forth the terms of my continued employment with the Company. I am not relying on any representations other than as set out in the Employment Agreement and the amendment thereto set forth above. I have been given a reasonable amount of time to consider this amendment and to consult an attorney and/or advisor of my choosing. I have carefully read this amendment, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign my name of my own free act.

__________________________________        Date: ______________, 2017
[NAME]